        As filed with the Securities and Exchange Commission November 6, 1998
                                               Registration No. 333-_________
==============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                -------------------

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -------------------

                               BILLING CONCEPTS CORP.
               (Exact Name of Registrant as specified in its charter)

            DELAWARE                                        74-2522103
 (State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                           Identification No.)

7411 JOHN SMITH DRIVE, SUITE 200
      SAN ANTONIO, TEXAS                                        78229
(Address of principal executive offices)                    (Zip Code)

                                -------------------

                               BILLING CONCEPTS CORP.
                       1996 EMPLOYEE COMPREHENSIVE STOCK PLAN
                              (Full title of the plan)

                                -------------------

            W. AUDIE LONG, ESQ.                            COPY TO:
  SENIOR VICE PRESIDENT - GENERAL COUNSEL          PHILLIP M. RENFRO, ESQ.
         BILLING CONCEPTS CORP.                  FULBRIGHT & JAWORSKI L.L.P.
    7411 JOHN SMITH DRIVE, SUITE 200           300 CONVENT STREET, SUITE 2200
         SAN ANTONIO, TEXAS  78229                SAN ANTONIO, TEXAS 78205
             (210) 949-7000                             (210) 224-5575
      (Name, address and telephone
      number, including area code,
           of agent for service)

                                -------------------

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum     Proposed Maximum
 Title of Securities to be      Amount to be       Offering Price     Aggregate Offering         Amount of
        Registered             Registered (1)       Per Share (3)          Price (3)        Registration Fee (4)
-----------------------------------------------------------------------------------------------------------------
       Common Stock          3,500,000 Shares         $14.1875           $49,656,250            $14,648.59
    ($.01 par value)
-----------------------------------------------------------------------------------------------------------------
     Series A Junior               (2)                    (2)                 (2)                    (2)
     Participating
       Preferred
 Stock Purchase Rights
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

     (1) The securities to be registered represent additional shares reserved for issuance under the Billing Concepts Corp. 1996 Employee Comprehensive Stock Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such additional shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan are being registered hereunder in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction.


                                       PAGE 1 OF 5 SEQUENTIALLY NUMBERED PAGES.
                                        INDEX TO EXHIBITS IS LOCATED ON PAGE 5.

     (2) The Series A Junior Participating Preferred Stock Purchase Rights (the "Purchase Rights") are initially carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock. No fee is required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

     (3) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low bid prices per share of Common Stock on the Nasdaq Stock Market's National Market on November 2, 1998, in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

     (4) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 3,500,000 shares previously registered on Registration Statement on Form S-8, SEC File No. 333-08251 filed with the Securities and Exchange Commission on July 17, 1996.
















                                       PAGE 2 OF 5 SEQUENTIALLY NUMBERED PAGES.

                                        PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT


     The contents of the Registration Statement on Form S-8, SEC File No. 333-08251, filed with the Securities and Exchange Commission on July 17, 1996 (the "Original Registration Statement") relating to the Billing Concepts Corp. 1996 Employee Comprehensive Stock Plan, including the exhibits thereto, are incorporated herein by reference.

     The only information and documents required in this Registration Statement that were not included in the Original Registration Statement are included in "Item 8. Exhibits" below.


ITEM 8.  EXHIBITS.

     (a)  Exhibits.

     Exhibit        Description
     -------        -----------
       4.1          Billing Concepts Corp. 1996 Employee Comprehensive Stock
                    Plan, as amended (filed herewith)

       5.1          Opinion of Billing Concepts Corp. (filed herewith)

      23.1 Consent of Billing Concepts Corp. (included in its opinion filed as Exhibit 5.1)

      23.2          Consent of Arthur Andersen LLP (filed herewith)















                                       PAGE 3 OF 5 SEQUENTIALLY NUMBERED PAGES.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on November 4, 1998.

                                       BILLING CONCEPTS CORP.



                                       By: /s/ Parris H. Holmes, Jr.
                                          -------------------------------------
                                               Parris H. Holmes, Jr.
                                             CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature            Title                           Date
        ---------            -----                           ----
/s/ Parris H. Holmes, Jr.    Chairman of the Board           November 4, 1998
--------------------------   and Chief Executive
    Parris H. Holmes, Jr.    Officer


/s/ Alan W. Saltzman         Chief Operating Officer,        November 4, 1998
---------------------------  President and Director
    Alan W. Saltzman

/s/ Kelly E. Simmons         Chief Financial Officer and     November 4, 1998
---------------------------  Executive Vice President
    Kelly E. Simmons


/s/ Lee Cooke                Director                        November 4, 1998
---------------------------
    Lee Cooke

/s/ Thomas G. Loeffler       Director                        November 4, 1998
--------------------------
    Thomas G. Loeffler


/s/ James E. Sowell          Director                        November 4, 1998
--------------------------
    James E. Sowell




                                       PAGE 4 OF 5 SEQUENTIALLY NUMBERED PAGES.

                                   INDEX TO EXHIBITS

                                                                           Sequentially
     Exhibit                                                                 Numbered
       No.                   Description of Exhibit                            Page
----------------------------------------------------------------------------------------
      4.1           Billing Concepts Corp. 1996 Employee Comprehensive
                    Stock Plan, as amended (filed herewith)

      5.1           Opinion of Billing Concepts Corp. (filed herewith)

     23.1 Consent of Billing Concepts Corp. (included in its opinion filed as Exhibit 5.1)

     23.2           Consent of Arthur Andersen LLP (filed herewith)















                                       PAGE 5 OF 5 SEQUENTIALLY NUMBERED PAGES.